Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Genie Energy Ltd.

Newark, NJ

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 16, 2020, relating to the consolidated financial statements and the effectiveness of Genie Energy Ltd.’s (the “Company”) internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Woodbridge, New Jersey

June 24, 2020